UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 25, 2008
(Date of earliest event reported)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

990 Highland Drive, Suite 110V
Solana Beach, California, 92075
(Address of principal executive offices, zip code)
(858) 720-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02  Results of Operations and Financial  Condition.

On March 25, 2008, Surge Global Energy, Inc., a Delaware corporation (the “Company”), issued a press release announcing, among other things, certain results of its review of its Canadian tax liability and restatements of its Form 10-QSB filings for the quarters ended June 30, 2007 and September 30, 2007.  The Company’s restated Form 10-QSB’s were filed on March 25, 2008 with the Securities and Exchange Commission. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01  Other Events.

 Also in the Company’s March 25, 2008 press release, the Company released certain information regarding (i) its recent sale of interest in Cynthia Holdings Ltd.,  the owner of a certain parcel of land in the eastern half of the Cuyana Bason in the Province of Mendoza, Argentina, which sale was previously disclosed in the Company’s Form 8-K filed on March 24, 2008, and (ii) the results of its annual meeting of stockholders.

We expressly disclaim any obligation to update the press release and caution that it is only accurate on the date it was presented. The inclusion of any data or statements in the press release does not signify that the information is considered material.

Item 9.01 Financial Statements and Exhibits.

(d)              Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: March 25, 2008	By:	/s/ E. Jamie Schloss E. Jamie Schloss, Chief Executive Officer